UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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The following letter from Arconic CEO Klaus Kleinfeld was sent by email to Arconic employees:

Responding to Elliott Management

Colleagues,

Yesterday, Elliott Management Corporation, an activist hedge fund investor in Arconic, criticized the company’s performance and track record under my leadership since 2008. Since this criticism included a number of misleading claims, I’m writing to reassure you that we will respond to those assertions directly and will keep you informed with accurate information to respond to any questions you may have.

We have a lot to be proud of. Those of you who were at Alcoa during the global economic recession that began in 2008 will remember how we all came together to find ways to reduce costs and improve our business in response to the disastrous drop in aluminum prices. We made productivity and portfolio improvements so our refineries and smelters would remain globally competitive if aluminum prices dropped again. We introduced value-add cast house products to enhance the profitability of our Upstream portfolio. Today, those Upstream businesses are now thriving within Alcoa Corporation.

Those of us at Arconic have also benefitted from the decisive changes we made together during the past nine years. We doubled the margins of the Arconic businesses since 2008. We have made strategic acquisitions and expanded beyond aluminum into other high performance materials and taken the technological lead in helping our aerospace and automotive customers shape those two industries as they undergo major next-generation changes.

When we launched Arconic this past November, we committed to have an “owner’s mindset,” with every one of us working every day as if this were our own family business. Arconic’s stock price has risen 19% since the close of our first day of trading as Arconic. That’s higher performance than the S&P industrial index and the S&P aerospace and defense index. And we’re just getting started to create even more value as we deliver on our three-year targets.

In response to yesterday’s assertions by Elliott and their call for a change in Arconic’s leadership, the Arconic Board of Directors has affirmed its unanimous support for me to continue leading Arconic as your Chairman and Chief Executive Officer as we execute on the strategy we’ve developed together. I look forward to continuing to work with them – and each of you – to take Arconic to the next level.

We have a powerful board with diverse and relevant experience and valuable independent perspectives. Six of our Board’s 12 independent directors joined within the last year: three were nominated by Elliott and joined on February 5, 2016, and three were appointed on November 1, 2016 in connection with our separation from Alcoa Corporation. In recent weeks, the Board conducted an extensive review of Elliott’s allegations and concluded that many of them are misleading or not substantiated. Welcoming shareholder input and an open dialogue, we tried to work constructively with Elliott, but now believe their continued effort is disruptive and contrary to the best interests of all shareholders. See our response.

Our leadership team, under the direction of our Board, is fully engaged and focused on overseeing the execution of our strategic plan and delivering the value we’ve committed to our shareholders. I ask that you continue doing the same. Stay focused, work safely, and deliver to our customers and our shareholders.

All the best,

Klaus

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Important Additional Information

Arconic Inc. (“Arconic”) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Arconic’s 2017 Annual Meeting (the “Proxy Statement”). Arconic, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of Arconic’s directors and executive officers and their respective interests in Arconic by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Alcoa Inc., which was Arconic’s former name (“Alcoa”), for the fiscal year ended December 31, 2015, filed with the SEC on February 19, 2016, and Alcoa’s proxy statement for the 2016 Annual Meeting, filed with the SEC on March 24, 2016. To the extent holdings of such participants in Arconic’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Arconic’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Arconic free of charge from the SEC’s website, www.sec.gov. Arconic’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Arconic, Corporate Secretary’s Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836, or from Arconic’s website at www.arconic.com.